FIRST QUARTER: Fiscal Year 2024 0 First Quarter Fiscal Year 2024 Exhibit 99.1

FIRST QUARTER: Fiscal Year 2024 1 FOREWORD Ken Peterman, Chairman, President & CEO Fellow Shareholders, As we begin our new fiscal year, I’m pleased to report that Comtech continues to deliver on our commitment to growth. Net sales for our first quarter of fiscal 2024 rose 15.9% year-over-year to $151.9 million, and bookings of $185.6 million (as high as they’ve been since I assumed the role of CEO last year) represent a quarterly book-to-bill ratio of 1.22x. Since my arrival at Comtech, we have successfully delivered five quarters of sequential revenue growth as the One Comtech transformation takes root within our organization, reflecting an ever- strengthening collaborative culture of innovation. I wrote last quarter that becoming a forward-looking, agile, and invaluable solutions partner for our customers was at the heart of our ability to grow our business. Every day we are growing our capabilities as a provider of systems and services, moving up in the value chain and differentiating ourselves, as evidenced by significant wins, growing bookings, and increasing our revenue visibility to approximately $1.7 billion. Our net sales this quarter are a reflection of the multiple, year-long initiatives that we have implemented to transform our company, reinvigorate our sales, and pivot aggressively toward delivering more comprehensive, innovative solutions that exploit the emerging opportunities of a complex communications landscape. The year-over-year improvement in our quarterly Adjusted EBITDA margins and the sequential improvement in our quarterly operating income speak to the effectiveness and power of our transformational journey. While we expect the current volatile business environment to challenge even near-term visibility into sales, and the underlying mix of products and services we deliver from quarter-to-quarter, we remain optimistic about our potential to grow over the long-term. ____________________ We have successfully delivered five quarters of sequential revenue growth as the One Comtech transformation takes root within our organization, reflecting an ever- strengthening collaborative culture of innovation.

FIRST QUARTER: Fiscal Year 2024 2 Technology Leadership This optimism is well-founded, particularly as our technology leadership continues to be a meaningful differentiator for us. One recent example: on the heels of multiple, significant contract wins last quarter, we announced the receipt of a new $20 million plus order from UK-based Spectra Group for our best in class COMETä troposcatter systems. For international allies, having network agnostic, secure and interoperable communications capabilities is a crucial component of any and every national defense and security strategy. We believe this order is another clear indicator of this increasing global market demand. For our troposcatter Family of Systems, we believe that every additional win further validates our position as a provider of the best troposcatter solutions in the market. And in October, Comtech was awarded a $9.6 million sole source contract from a major defense contractor that calls for delivery of Comtech's highly regarded modem technologies and platforms supporting the Air Force and Army Anti-Jam Modem ("A3M") program, providing cutting-edge anti-jam satellite communications capabilities to military personnel across diverse operational environments and geographies. This contract vehicle allows the DoD to place production order requests for A3M modems for years to come. Another recent example: the Canadian government, at the federal level, mandated the countrywide adoption of next-generation 911 services by March 2025 to ensure a national 911 infrastructure that can utilize the best of modern communications - including voice, text, video, location-based services, and both terrestrial and satellite-based networks. Comtech is at the forefront of this emerging opportunity. Strathcona County in Alberta recently became the first municipality in the country to introduce these services, and it was Comtech’s recognized expertise as a service provider that enabled this. This win for Comtech is particularly exciting because it demonstrates our commitment to the next-gen 911 space as we pursue nationwide implementation. Comtech’s technology is leading the way as communities across North America migrate to new emergency response technology. In fact, in October, Members of the Pennsylvania Emergency Management ____________________ Comtech’s technology is leading the way as communities across North America migrate to new emergency response technology.

FIRST QUARTER: Fiscal Year 2024 3 Agency ("PEMA") - a Comtech customer - received the Pennsylvania Governor’s Award for Excellence in recognition of their efforts on the PEMA Next Generation 9-1-1 project. Increasingly sophisticated first response technologies and services collect and integrate data from multiple sources to direct and optimize responses. These communications infrastructures will increasingly demand not only assured connectivity, interoperability between terrestrial and wireless networks, and advanced analytics, but need to meet high security standards as well. These are all core competencies for Comtech, and the work we’ve done to combine and harmonize our own businesses under One Comtech means that we can bring our native fluency in all aspects of communications infrastructure to bear on our client’s most complex challenges. The technology advantages we deliver to our customers across an expanding range of applications, combined with the growth we see in our existing end-markets - as well as new markets and applications that our solutions are creating - is one of the reasons I’m so excited as we look to the fiscal year ahead. Our One Comtech Journey: Implementation I believe fiscal 2024 at Comtech will be increasingly defined by implementation. An enormous amount of internal diligence that included operating policies, processes, tools, platforms and skill sets, is yielding results. We right-sized the business, improved key corporate structures, and hired for talent gaps. These changes resulted in our ability to consistently improve business operations as we apply new and better processes, systems and strategies. The implementation of One Comtech is driving results, and the progress is measurable: not only did Comtech deliver sequential growth in GAAP operating income this quarter, but investors will also note that excluding restructuring costs, our consolidated operating income this quarter was $15.3 million or 10.1% of net sales, or a 410 basis point improvement on a comparable year-over-year basis. We have instituted a formal Program Management Office to standardize best practices, which is having an impact on not only our ____________________ An enormous amount of internal diligence that included operating policies, processes, tools, platforms and skill sets, is yielding results.

FIRST QUARTER: Fiscal Year 2024 4 ability to efficiently manage existing contracts with customers, but bring more effective budgeting, controls, risk and timeline management to future projects, all of which I believe will expand margins over time. We have also launched an internal Finance Academy to ensure that all our business leaders have a clear understanding of the core economics that underlie our business, including contracts, programs and proposals. We have also consolidated our enterprise-wide engineering functions under a single leader, which allows us to prioritize staffing and resource deployment across the organization, regardless of business segment. We have strengthened our operational finance team with additional leadership with a proven track record in all aspects of financial planning, forecasting, execution, analysis, and capital allocation. In parallel, and we’ve talked about this for some time, we’re applying lean manufacturing and operating principles to everything we do, across every business unit at Comtech, every day. Whether it’s at our facilities in Chandler or Santa Clara, every new product and service is carefully designed and developed to maximize our return on investment. Not only are these (and other) efforts expanding our operating income as a percentage of net sales, these improvements are structural and durable. We also continue to attract great people who we expect will make significant contributions to Comtech’s growth. We recently appointed industry veteran John Ratigan as our Chief Corporate Development Officer. With three decades of leadership experience behind him, including the creation of a $100 million annual revenue satellite communications business from scratch, John is uniquely well-aligned with Comtech’s strategic business priorities and will drive our continued expansion into new growth markets. I am very confident he will serve Comtech, and our investors, well. I have known John for many years and am thrilled to welcome him to our Comtech Team. ____________________ Given the continued improvement in our operations, the growth in our bookings, and revenue visibility of approximately $1.7 billion, we remain confident in the durability of our growth trajectory.

FIRST QUARTER: Fiscal Year 2024 5 Focus on Balance Sheet Finally, I want to note that we’re working hard to win new business and improve our operational machinery as we continue to work diligently to manage our balance sheet. The previously announced sale of our high power amplifier and control components product line closed on November 7th, and we received initial net cash proceeds of $32.5 million. We’ve been in active and ongoing discussions with a number of lenders, alongside our financial advisors, evaluating a range of solutions to address the October 2024 maturity of our credit facility. Given the continued improvement in our operations, the growth in our bookings, and revenue visibility of approximately $1.7 billion, we remain confident in the durability of our growth trajectory. A Strong Start All indications are that our fiscal year 2024 is off to a strong start. Our financial performance highlights how competitive Comtech is in our chosen markets: • We’re focused on managing our cash and strengthening our balance sheet. • We’re winning business in growing markets at the beginning of long-term, secular demand cycles. • Our operations continue to improve to support our goal to deliver long-term, profitable growth. • And, we continue to attract the kind of high-quality individuals we expect to make significant contributions to the organization. Taken together, it means that Comtech is in a strong competitive position as we look ahead to fiscal 2024, and beyond. ____________________ We’re working hard to win new business and improve our operational machinery as we continue to work diligently to manage our balance sheet.

FIRST QUARTER: Fiscal Year 2024 6 $151.9 M Net Sales 31.5% Gross Profit FISCAL Q1 2024 CONSOLIDATED RESULTS $18.4 M Adj. EBITDA* *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 43 of our Fiscal 2024 Q1 Report on Form 10-Q $2.1 M Operating Income $185.6 M Bookings

FIRST QUARTER: Fiscal Year 2024 7 CONSOLIDATED RESULTS ($ in millions) For Q1 fiscal 2024, we recorded $151.9 million of consolidated net sales, a 2.1% sequential increase over last quarter, and our eighth consecutive quarterly increase. Compared to Q1 fiscal 2023, our consolidated net sales significantly increased $20.8 million, or 15.9%, reflecting higher net sales in our Satellite andf Space Communications segment (see below). Operating income in Q1 fiscal 2024 was $2.1 million, compared to operating income in Q4 fiscal 2023 of $1.1 million, and an operating loss of $9.7 million in Q1 fiscal 2023. This marked our second quarter of GAAP operating income since Q4 fiscal 2021. Adjusted EBITDA was $18.4 million, or 12.1% in Q1 fiscal 2024, as compared to $18.9 million, or 12.7% in Q4 fiscal 2023 and $10.7 million, or 8.2%, in Q1 fiscal 2023. Adjusted EBITDA, both in dollars and as a percentage of net sales, for Q1 fiscal 2024 reflects higher gross profit from higher net sales in our Satellite & Space segment and the benefit of our One Comtech lean initiatives implemented through October 31, 2023. Consolidated bookings for the most recent quarter were $185.6 million, representing a quarterly book-to-bill ratio of 1.22x. Key bookings during Q1 fiscal 2024 include initial funding related to a large, multi-year U.S. Army GFSR contract, a $48.6 million contract awarded to us to design and deliver EDIM modems to the U.S. Army, a COMET order in excess of $20.0 million from Spectra Group, a $9.6 million sole source contract awarded to us in support of the Air Force and Army Anti-Jam Modem program and an E911 call routing services contract from a tier 1 carrier in the U.S. valued in excess of $30.0 million. Backlog of $695.9 million as of October 31, 2023, compared to $662.2 million as of July 31, 2023 and $668.2 million as of October 31, 2022. Our revenue visibility as of October 31, 2023 now approximates $1.7 billion. Gross profit in Q1 fiscal 2024 was 31.5%, as compared to 35.7% in Q1 fiscal 2023. Such change reflects an increase in net sales and overall product and services mix changes, including significantly higher net sales of our troposcatter and SATCOM solutions to U.S. government customers. Gross profit in Q1 fiscal 2023 also reflects the benefit of higher net sales of our beyond line-of-sight communications terminals and upgrades to the Ukrainian government’s existing systems as part of an FMS contract awarded to us during that quarter. 8.2% 8.5% 9.2% 12.7% 12.1% Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Consolidated Adjusted EBITDA* Margins $181.2 $167.5 $102.8 $142.6 $185.6 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Consolidated Net Bookings 35.7% 34.3% 31.7% 32.7% 31.5% Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Consolidated Gross Profit Margin $131.1 $133.7 $136.3 $148.8 $151.9 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Consolidated Net Sales *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 43 of our Fiscal 2024 Q1 Report on Form 10-Q

FIRST QUARTER: Fiscal Year 2024 8 SATELLITE & SPACE COMMUNICATIONS Our Satellite and Space Communications segment designs, builds and supports a variety of sophisticated communications solutions that meet or exceed the highest standards for performance and quality by businesses and governments worldwide. It has three product areas: Satellite Modem and Amplifier Technologies, Troposcatter and SATCOM Solutions, and Space Components and Antennas. $102.4 M Net Sales $10.1 M Operating Income $137.1 M Bookings $15.1 M Adjusted EBITDA* *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 43 of our Fiscal 2024 Q1 Report on Form 10-Q

FIRST QUARTER: Fiscal Year 2024 9 SATELLITE & SPACE COMMUNICATIONS (Results: $ in millions) Operating income in Q1 fiscal 2024 was $10.1 million or 9.9% of consolidated net sales, compared to operating income of $5.0 million or 6.2% in Q1 fiscal 2023. Q1 fiscal 2024 Adjusted EBITDA was $15.1 million, an improvement from the $9.9 million of Adjusted EBITDA reported in Q1 fiscal 2023. The increases in our Satellite and Space Communications segment’s operating income, as well as Adjusted EBITDA, both in dollars and as a percentage of the related segment net sales, for Q1 fiscal 2024 were driven primarily by an increase in related segment net sales and One Comtech lean initiatives. Satellite and Space Communications net sales were $102.4 million for the quarter, an 8.7% sequential increase over Q4 fiscal 2023. Compared to Q1 fiscal 2023, Satellite and Space Communications net sales increased 26.6%, reflecting significantly higher net sales of our troposcatter and SATCOM solutions to U.S. government customers (including progress toward delivering next-generation troposcatter terminals to the U.S. Marine Corps and VSAT equipment for the U.S. Army), and sales of high powered amplifiers and switches, X/Y antennas and satellite ground station technologies. Net sales in future periods will no longer include high powered amplifiers and switches due to the divestiture of this product line on November 7, 2023. Bookings in the Satellite and Space Communications segment totaled $137.1 million for the quarter. Key bookings include orders related to initial funding on a large, multi-year U.S. Army GFSR contract, a $48.6 million contract awarded to us to design and deliver EDIM modems to the U.S. Army, a COMET order in excess of $20.0 million from Spectra Group, and a $9.6 million sole source contract awarded to us in support of the Air Force and Army Anti-Jam Modem program. $80.9 $80.4 $82.2 $94.2 $102.4 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Satellite & Space Communications Net Sales 12.2% 10.2% 7.7% 13.3% 14.8% Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Satellite & Space Communications Adjusted EBITDA* Margins $135.8 $137.5 $77.5 $85.5 $137.1 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Satellite & Space Communications Net Bookings *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 43 of our Fiscal 2024 Q1 Report on Form 10-Q

FIRST QUARTER: Fiscal Year 2024 10 TERRESTRIAL & WIRELESS NETWORKS Our Terrestrial and Wireless Networks segment is a leading provider of the hardware, software, and solutions critical to the global 5G network infrastructure market, as well as for applications and services requiring the specific location of a mobile user's geospatial position. It is organized into three service areas: next generation 911 and call delivery, Solacom call handling solutions, and trusted location and messaging solutions. $49.5 M Net Sales $9.6 M Adjusted EBITDA* $48.4 M Bookings $4.0 M Operating Income *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 43 of our Fiscal 2024 Q1 Report on Form 10-Q

FIRST QUARTER: Fiscal Year 2024 11 TERRESTRIAL & WIRELESS NETWORKS (Results: $ in millions) Bookings in the Terrestrial and Wireless Networks segment totaled $48.4 million during the quarter. A key booking during the more recent quarter included an E911 call routing services contract from a tier 1 carrier in the U.S. valued in excess of $30.0 million. Terrestrial and Wireless Networks segment net sales were $49.5 million for the quarter, a decrease of 9.3% from Q4 fiscal 2023 and 1.6% from Q1 fiscal 2023. The most recent quarter reflects lower net sales in our location platforms and call routing product lines, partially offset by higher net sales in our NG-911 solutions and services product lines. The lower net sales in the more recent period reflects the timing of rollout of 5G technologies and services by our major wireless carrier customers, as well as longer testing and acceptance cycles resulting from the introduction of new technologies into carrier environments. In addition, net sales in the more recent period also reflect a transition in some of our call handling solutions customers to our hosted models. Operating income in Q1 fiscal 2024 was $4.0 million or 8.2% of consolidated net sales, compared to operating income of $0.7 million or 1.5% in Q1 fiscal 2023. Q1 fiscal 2024 Adjusted EBITDA was $9.6 million, an improvement from the $6.0 million of Adjusted EBITDA reported in Q1 fiscal 2023. The increases in our Terrestrial and Wireless Networks segment’s operating income, as well as Adjusted EBITDA, both in dollars and as a percentage of the related segment net sales, for Q1 fiscal 2024 were driven primarily by our One Comtech lean initiatives, offset in part by changes in products and services mix. 11.9% 16.5% 16.9% 20.8% 19.5% Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Terrestrial & Wireless Networks Adjusted EBITDA* Margins $45.4 $30.1 $25.3 $57.1 $48.4 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Terrestrial & Wireless Networks Net Bookings $50.3 $53.3 $54.1 $54.6 $49.5 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Terrestrial & Wireless Networks Net Sales *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 43 of our Fiscal 2024 Q1 Report on Form 10-Q

FIRST QUARTER: Fiscal Year 2024 12 OUR GUIDANCE: Q2 FISCAL 2024 Ongoing uncertainties given a complex economic and geopolitical environment, combined with internal factors that include the timing and execution of the refinancing of our credit facility, continue to introduce complexity to both near- and long-term forecasting. That said, we believe that the ongoing implementation of the One Comtech operating model will continue to drive our long-term growth and profitability. For the second quarter of fiscal 2024, we expect that our consolidated net sales will grow sequentially 1% to 3% from our net sales reported for the first quarter of fiscal 2024. It is important to highlight that such sequential quarterly growth rate is calculated using a base of net sales in the first quarter that included net sales from our high power amplifier and control components product line divested on November 7, 2023. We also expect that our current segment product and service mix will sustain sequentially, and thus we expect our Adjusted EBIDTA margin in the second quarter to remain in the low double digit percentage (11% – 13%) range. Last, we note that investors should expect continued improvement in operating income on a sequential basis – again, thanks to the durable benefits conferred by the implementation of operational improvements across our organization. Such targets reflect our assumptions regarding the timing of and performance on orders from certain of our customers and are subject to the timing and outcome of our efforts to refinance our existing Credit Facility. +1 to 3% Net Sales Growth ____________________ 11% to 13% Adjusted EBITDA* Margin *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 43 of our Fiscal 2024 Q1 Report on Form 10-Q

FIRST QUARTER: Fiscal Year 2024 13 UPDATE & REVIEW: KEY BUSINESS INITIATIVES Comtech continues to win business thanks to our combination of industry-leading services and solutions, and the recognized expertise and dedication of our people. Highlights of key business initiatives and wins over the past six months include: • In November 2023, Comtech won a $20.0 million plus order from the company’s UK-based partners, Spectra Group, the appointed regional distributor of Comtech’s Compact Over- the-Horizon Transportable Terminal (COMET), to service multiple orders already received, and several expected follow-on orders from undisclosed customers in the NATO and European regions. • In October 2023, Comtech transitioned Canada’s first-ever Canadian Public Safety Answering Point to next-generation 911 call handling, helping Strathcona County in Alberta to be the first to meet the nationwide mandate to provide significantly more effective public emergency responses. Comtech has already established itself as a leading call handling provider throughout Canada, instilling confidence in not only our solutions but our team as well, making us a natural fit to support the first PSAP transition to NG911 and play a pivotal role in modernizing emergency services that allow for multimedia transfer, such as video and text, faster and more secure call signals and precise location identification. As the inevitable global upgrade of these services continues to unfold, we expect Comtech to remain highly competitive to capture these opportunities, with Strathcona serving as a first, and impressive, proof point of Comtech’s capabilities in this space. • In October 2023, Comtech was awarded a $9.6 million sole source contract from a major defense contractor to facilitate the delivery of Comtech's highly regarded technologies and platforms supporting the Air Force and Army Anti-Jam Modem (“A3M”) initiative. Under the terms of this contract, Comtech will supply technologies and platforms that will be integrated into A3M as well as extend the company’s support

FIRST QUARTER: Fiscal Year 2024 14 through ongoing engineering services for critical A3M programs overseen by the U.S. Space Force Space Systems Command (SSC). • In April 2023, Comtech was selected as one of multiple awardees under the Defense Logistics Agency’s (“DLA”) Gateway to Sustainment (“G2S”) indefinite delivery, indefinite quantity (“IDIQ”) multiple-award contract (“MAC”) with a maximum value of $3.2 billion. This IDIQ MAC enables the U.S. Department of Defense (“DoD”), and other U.S. government customers to purchase a wide range of capabilities and services from multiple vendors in support of the Command, Control, Computers, Communications, Cyber, Intelligence, Surveillance and Reconnaissance (“C5ISR”) operations. Customers executing the IDIQ include the U.S. Army’s Communications Electronics Command (“CECOM”), the DLA, federal civilian agencies and other branches of the DoD. • In September 2023, we were awarded a contract with an expected value of $544.0 million by the U.S. Army for the Global Field Service Representative (“GFSR”) program, which provides ongoing communications and IT infrastructure support for the Army, Air Force, Navy, Marine Corps, and NATO — enabling U.S. and coalition forces to maintain robust, resilient, and secure connectivity for global all-domain operations. We believe the current protest by the former incumbent will be resolved in our favor and we expect this contract to meaningfully contribute to our second half of fiscal 2024, and beyond. • In July 2023, Comtech was awarded a $30.0 million contract to provide our next generation Troposcatter Family of Systems (“FOS”) in support of the U.S. Army’s tactical communications. We believe the need for high throughput, ultra-resilient communications systems is significantly growing, and given not only the performance, but interoperability of Comtech’s Troposcatter FOS, we’re optimistic that we’ll continue to win business from the U.S. armed forces and those of our allies. We believe this U.S. Army contract has secured our position as a global leader in troposcatter technologies. • In September 2023, Comtech was awarded a $48.6 million contract by the U.S. Army to deliver Enterprise Digital Intermediate Frequency Multi-Carrier (“EDIM”) modems in support of the U.S. Army’s satellite communications (“SATCOM”) digitization and modernization programs. This strategic contract award further illustrates the trust of our

FIRST QUARTER: Fiscal Year 2024 15 DoD customers in Comtech’s ability to deliver innovative software-defined solutions that meet the mission demands of today and can easily adapt to meet the operational needs of the future. This EDIM program also holds significant production opportunities, as it is expected to replace tens of thousands of earlier generation modems. • In October 2023, Comtech was recognized as one of the Top 100 companies in Chandler, AZ. The Chandler Chamber of Commerce Top 100 celebrates and honors top businesses that help make Chandler prosperous and community oriented. • In October 2023, Members of the Pennsylvania Emergency Management Agency (“PEMA”) (Comtech’s customer) received the Pennsylvania Governor’s Award for Excellence in recognition of their efforts on the PEMA Next Generation 9-1-1 (NG9-1-1) project. Comtech supports PEMA partners on successful NG9-1-1 deployments across the state of Pennsylvania. • In August 2023, Comtech furthered its commitment to sustainability by selecting SustainaBase as the company’s solution provider for carbon accounting software and services. Partnering with SustainaBase enables Comtech to quantify, monitor, and manage our carbon footprint, and use data-based decision-making to develop targeted reduction projects. • In September 2023, Ken Peterman was named as one of 14 Connectivity Business Executives to Watch. These individuals are trailblazers who possess unique perspectives and innovative ideas. Their success permeates throughout their organizations, making them stand out in an industry that craves change. • In August 2023, Jennie Kerr was named as one of the top HR professionals by CIO Views in 2023. • In August 2023, Nicole Robinson was selected as one of the top 10 CGOs to watch in 2023 by Chief Navigators Magazine. • In September 2023, Comtech announced its Team Forces sponsorship, through which it will be supporting a wide variety of causes in the armed forces.

FIRST QUARTER: Fiscal Year 2024 16 IN CLOSING As Comtech moves further into our fiscal year 2024, the practical impact of our transformation is playing out, positively and clearly, across all facets of our business. We’re winning more business, because we’re providing more sophisticated technologies and comprehensive solutions than our competitors. We’re generating more revenue, because we’re solving our customers’ biggest challenges. We’re committed to growing our operating income in a difficult overall environment that includes inflationary pressures, interest rate shocks, and geopolitical tensions, because we believe in the value that is being unlocked through the implementation our One Comtech transformation. And, of course, we work every day to make sure our business is managed effectively - bringing the right resources and the right people together to support our ability to deliver on our customer commitments. As I noted earlier, as challenging as the current economic environment is, we see many opportunities ahead: Many of our end markets are at the very beginning of long and durable demand cycles, themselves driven by a need for the kind of expertise in hybridized communications solutions that is core to Comtech’s DNA. Here again, the implementation of One Comtech – bringing together our people and their expertise so that we can engineer comprehensive technology-enabled solutions for our customers – is what sets us apart. I strongly believe that if we continue to provide meaningful value to our customers, we will succeed in creating, and delivering, meaningful value to our shareholders. Everything we are doing is being done to put our company on a durable growth trajectory that I believe will create and deliver value for years to come. Thank you, as ever, for your support and confidence. Ken ____________________ As challenging as the current economic environment is, we see many opportunities ahead: Many of our end markets are at the very beginning of long and durable demand cycles, themselves being driven by a need for the kind of expertise in hybridized communications solutions that is core to Comtech’s DNA

FIRST QUARTER: Fiscal Year 2024 17 Appendix & Additional Information Q1: FY 2024

Conference Call Information We have scheduled an investor conference call for 5:00 PM (ET) on Thursday, December 7, 2023. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtech.com. Alternatively, investors can access the conference call by dialing (800) 579-2543 (domestic), or (785) 424-1789 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (888) 219-1269 (domestic), or (402) 220-4945 (international). About Comtech Comtech Telecommunications Corp. is a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages our global presence, technology leadership, and decades of experience to create the world’s most innovative communications solutions. For more information, please visit www.comtech.com. Comtech Investor Relations Maria Ceriello (631) 962-7102 investors@comtech.com Appendix: – Cautionary Statement Regarding Forward-Looking Statements – Condensed Consolidated Statements of Operations (Unaudited) – Condensed Consolidated Balance Sheets (Unaudited) – Use of Non-GAAP Financial Measures Cautionary Statement Regarding Forward-Looking Statements Certain information in this shareholder letter contains forward-looking statements, including but not limited to, information relating to our future performance and financial condition, plans to address our ability to continue as a going concern, plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: our ability to access capital and liquidity so that we are able to continue as a going concern; the possibility that the expected synergies and benefits from acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated successfully; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that we will be unsuccessful in implementing our "One Comtech" transformation and integration of individual businesses into two segments; the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions, including as a result of Russia's military incursion into Ukraine and the Israel-Hamas war; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with our legal proceedings, customer claims for indemnification, and other similar matters; risks associated with our obligations under our credit facility and our ability to refinance our credit facility; risks associated with our large contracts; risks associated with supply chain disruptions; and other factors described in this and our other filings with the Securities and Exchange Commission. 18

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Statements of Operations (Unaudited) Three months ended October 31, 2023 2022 Net sales $ 151,911,000 131,139,000 Cost of sales 104,029,000 84,336,000 Gross profit 47,882,000 46,803,000 Expenses: Selling, general and administrative 32,695,000 29,337,000 Research and development 7,812,000 12,751,000 Amortization of intangibles 5,289,000 5,349,000 CEO transition costs — 9,090,000 45,796,000 56,527,000 Operating income (loss) 2,086,000 (9,724,000) Other expenses (income): Interest expense 4,932,000 2,235,000 Interest (income) and other (65,000) (255,000) Loss before benefit from income taxes (2,781,000) (11,704,000) Benefit from income taxes (1,344,000) (608,000) Net loss $ (1,437,000) (11,096,000) Adjustments to reflect redemption value of convertible preferred stock: Dividend on convertible preferred stock (1,823,000) (1,710,000) Net loss attributable to common stockholders $ (3,260,000) (12,806,000) Net loss per common share: Basic $ (0.11) (0.46) Diluted $ (0.11) (0.46) Weighted average number of common shares outstanding – basic 28,745,000 27,830,000 Weighted average number of common and common equivalent shares outstanding – diluted 28,745,000 27,830,000 19

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Balance Sheets (Unaudited) Assets Current assets: Cash and cash equivalents $ 18,116,000 18,961,000 Accounts receivable, net 185,065,000 163,159,000 Inventories, net 85,440,000 105,845,000 Prepaid expenses and other current assets 20,230,000 17,521,000 Assets of disposal group held for sale 44,894,000 — Total current assets 353,745,000 305,486,000 Property, plant and equipment, net 50,648,000 53,029,000 Operating lease right-of-use assets, net 37,209,000 44,410,000 Goodwill 333,105,000 347,692,000 Intangibles with finite lives, net 220,618,000 225,907,000 Deferred financing costs, net 1,879,000 2,349,000 Other assets, net 15,339,000 17,364,000 Total assets $ 1,012,543,000 996,237,000 Liabilities, Convertible Preferred Stock and Stockholders’ Equity Current liabilities: Accounts payable $ 66,501,000 64,241,000 Accrued expenses and other current liabilities 57,677,000 66,990,000 Current portion of long-term debt 183,503,000 4,375,000 Operating lease liabilities, current 8,169,000 8,645,000 Contract liabilities 63,106,000 66,351,000 Interest payable 1,426,000 1,368,000 Liabilities of disposal group held for sale 10,557,000 — Total current liabilities 390,939,000 211,970,000 Non-current portion of long-term debt — 160,029,000 Operating lease liabilities, non-current 34,626,000 41,763,000 Income taxes payable 2,602,000 2,208,000 Deferred tax liability, net 11,359,000 9,494,000 Long-term contract liabilities 20,323,000 18,419,000 Other liabilities 1,854,000 1,844,000 Total liabilities 461,703,000 445,727,000 Commitments and contingencies Convertible preferred stock, par value $0.10 per share; authorized 125,000 shares; issued 100,000 at October 31, 2023 and July 31, 2023 (includes accrued dividends of $614,000 and $604,000, respectively) 114,034,000 112,211,000 Stockholders’ equity: Preferred stock, par value $0.10 per share; authorized and unissued 1,875,000 shares — — Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 43,268,782 and 43,096,271 shares at October 31, 2023 and July 31, 2023, respectively 4,327,000 4,310,000 Additional paid-in capital 638,652,000 636,925,000 Retained earnings 235,676,000 238,913,000 878,655,000 880,148,000 Less: Treasury stock, at cost (15,033,317 shares at October 31, 2023 and July 31, 2023) (441,849,000) (441,849,000) Total stockholders’ equity 436,806,000 438,299,000 Total liabilities, convertible preferred stock and stockholders’ equity $ 1,012,543,000 996,237,000 October 31, 2023 July 31, 2023 20

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this shareholder letter contains "Non-GAAP financial measures" under the rules of the SEC. Our Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest, change in fair value of the convertible preferred stock purchase option liability, write-off of deferred financing costs, amortization of stock-based compensation, amortization of intangibles, depreciation expense, amortization of cost to fulfill assets, acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs (for next-generation satellite technology), facility exit costs, CEO transition costs, proxy solicitation costs, strategic alternatives analysis expenses and other. Our definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct our business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP measures in the tables herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in our SEC filings. We have not quantitatively reconciled our second quarter of fiscal 2024 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of our control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact our financial results.

	Three months ended October 31,		Fiscal Year
	2023	2022	2023
Reconciliation of GAAP Net Loss to Adjusted EBITDA:			
Net loss	$ (1,437,000)	$ (11,096,000)	$ (26,899,000)
Benefit from income taxes	(1,344,000)	(608,000)	(3,948,000)
Interest expense	4,932,000	2,235,000	14,961,000
Interest (income) and other	(65,000)	(255,000)	1,226,000
Amortization of stock-based compensation	2,645,000	904,000	10,107,000
Amortization of intangibles	5,289,000	5,349,000	21,396,000
Depreciation	3,022,000	2,798,000	11,922,000
Amortization of cost to fulfill assets	240,000	240,000	959,000
Restructuring costs	3,716,000	1,325,000	10,852,000
Strategic emerging technology costs	1,370,000	746,000	3,833,000
CEO transition costs	—	9,090,000	9,090,000
Adjusted EBITDA	$ 18,368,000	$ 10,728,000	$ 53,499,000

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Reconciliations of our GAAP consolidated operating (loss) income, net (loss) income attributable to common stockholders and net (loss) income per diluted common share to the corresponding Non-GAAP measures are shown in the tables below. Non-GAAP net (loss) income attributable to common stockholders and net (loss) income per diluted common share reflect Non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. We evaluate our Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our Non-GAAP effective income tax rate can differ materially from our GAAP effective income tax rate.

	October 31, 2023 Three months ended			October 31, 2022 Three months ended		
	Operating Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:						
GAAP measures, as reported	$ 2,086,000	$ (3,260,000)	$ (0.11)	$(9,724,000)	$(12,806,000)	$ (0.46)
Adjustments to reflect redemption value of convertible preferred stock	—	1,823,000	0.06	—	1,710,000	0.06
Amortization of intangibles	5,289,000	4,098,000	0.14	5,349,000	4,147,000	0.15
Restructuring costs	3,716,000	2,862,000	0.10	1,325,000	1,020,000	0.04
Amortization of stock-based compensation	2,645,000	2,055,000	0.07	904,000	719,000	0.03
Strategic emerging technology costs	1,370,000	1,055,000	0.04	746,000	619,000	0.02
Amortization of cost to fulfill assets	240,000	240,000	0.01	240,000	240,000	0.01
CEO transition costs	—	—	—	9,090,000	8,580,000	0.31
Net discrete tax expense (benefit)	—	(2,049,000)	(0.07)	—	399,000	0.01
Non-GAAP measures	$15,346,000	$ 6,824,000	$ 0.24	$ 7,930,000	$ 4,628,000	$ 0.16

	Fiscal Year 2023		
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:			
GAAP measures, as reported	$ (14,660,000)	$ (33,906,000)	$ (1.21)
Adjustments to reflect redemption value of convertible preferred stock	—	7,007,000	0.25
Amortization of intangibles	21,396,000	16,557,000	0.59
Restructuring costs	10,852,000	8,336,000	0.30
Amortization of stock-based compensation	10,107,000	7,863,000	0.28
CEO transition costs	9,090,000	8,580,000	0.31
Strategic emerging technology costs	3,833,000	3,358,000	0.12
Amortization of cost to fulfill assets	959,000	959,000	0.03
Net discrete tax expense	—	(284,000)	(0.01)
Non-GAAP measures	$ 41,577,000	$ 18,470,000	$ 0.65

* Per share amounts may not foot due to rounding. In addition, due to the GAAP net loss for the period, Non-GAAP EPS for the three months ended October 31, 2023 and 2022 and Fiscal 2023 was computed using weighted average diluted shares outstanding of 28,982,000, 28,271,000 and 28,376,000, during the respective period.

ECMTL

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